Exhibit 10.30

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Separation Agreement”) is entered into by and between Vito R. Nardelli (“Executive” or “you”) and OceanFirst Financial Corp. (the “Company”) and OceanFirst Bank (the “Bank”), and confirms the agreement that has been reached with you in connection with your termination of employment with the Bank and all of the Bank’s affiliates and direct and indirect subsidiaries.

1. Termination of Employment. Executive’s employment with the Company, the Bank and all subsidiaries and affiliates of each (collectively, the “Company Entities,” or individually, a “Company Entity”), and Executive’s status as an officer or director of any Company Entity, will terminate effective as of the close of business on August 31, 2012 (the “Separation Date”). The parties agree that this termination will constitute a resignation without “Good Reason” within the meaning of Section 4(a) of: (i) the Employment Agreement between you and the Bank, dated as of March 17, 2008, and (ii) the Employment Agreement between you and the Company, dated as of March 17, 2008, as both such agreements were subsequently amended.

2. Severance Benefits. Upon the final termination of your employment, you shall execute and deliver the General Release attached hereto as Exhibit A (the “Subsequent Release”). Provided that you execute and deliver the Subsequent Release and do not revoke this Separation Agreement or Subsequent Release within the applicable time frames provided therein, then in consideration of this Separation Agreement and the Subsequent Release and your compliance with their respective terms and conditions, the Bank agrees to pay or provide you with the following benefits, all of which exceed any payment and benefits to which you are otherwise entitled:

(a) The Bank shall pay you a total amount of $968,560 (the “Severance Amount”) within five days after the end of the Revocation Period provided in Section 7(b) of the Subsequent Release. Such Severance Amount shall be in addition to any accrued salary and vacation pay to which the Executive shall be entitled to receive as a matter of law through the Separation Date, which shall not be considered to be benefits under this Separation Agreement. All amounts set forth in this Section 2(a) shall be reduced by all applicable federal, state and local withholding taxes and other appropriate deductions.

(b) If you are eligible for, and you so elect, continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Bank shall pay the cost of such coverage for a period of 18 months following the Separation Date.

(c) You will be permitted to retain your Bank provided laptop computer and iPad, and related accessories, provided you certify and the Bank is satisfied that all Bank related information, documents and data has been permanently removed from the laptop and iPad. You shall also be permitted to retain your Bank provided cellular phone, provided that you obtain new service and telephone number for the phone and agree to pay all continuing costs and expenses thereof. The parties agree that the combined fair market value of the laptop computer, iPad and cellphone is $1,500.

(d) You acknowledge and agree that you are party to certain Restricted Stock Agreements under which you have been granted an aggregate of 8,865 shares of restricted stock of the Company. You acknowledge and agree that all shares of restricted stock that are unvested as of the Separation Date shall be forfeited as of the Separation Date.

(e) You acknowledge and agree that you are party to certain Stock Option Agreements under which you have been granted options to purchase 82,865 shares of common stock of the Company. You acknowledge and agree that all stock options that have not vested as of the Separation Date shall terminate on the Separation Date, and all vested options shall remain exercisable in accordance with the applicable plans and Stock Option Agreements.

(f) The Bank’s obligation to make the payments and to provide the benefits set forth in Sections 2(a) through 2(c) above shall cease as of the date of any breach of your obligations under the restrictive covenants set forth in Sections 11 and 12 hereof. In the event Bank believes there is a violation of Section 11 or 12, the Bank must give Executive written notice and opportunity to cure within ten days of Executive’s receipt of the notice. This notice and cure provision only applies to the cessation of payments and does not affect the Bank’s ability to seek a protective order against Executive.

3. General Release.

(a) In consideration of the promises and payments referenced above, to the fullest extent permitted by applicable law, Executive hereby releases and forever discharges each Company Entity, and their respective successors and assigns, current and former officers, agents, board of directors members, representatives and employees, various benefits committees, and their respective successors and assigns, heirs, executors and personal and legal representatives, (collectively, the “OceanFirst Parties,” or individually, an “OceanFirst Party”) from each and every Claim (as defined below), action or right of any sort which he, his agents, representatives, estate and/or heirs may have against any of them up through the date of execution of this Separation Agreement. This releases, and Executive intends to give up, all actions, charges, controversies, demands, causes of action, suits, rights, liabilities, settlements, costs, expenses and/or claims whatsoever (collectively, “Claims”), known and unknown, matured and unmatured, that he has now or may have in the future resulting from anything that has happened up to the execution of this Separation Agreement including any Claims for attorney’s fees and expenses and the fees and expenses of expert witnesses. Without limiting the scope of the foregoing provision in any way, Executive specifically releases all Claims relating to or arising out of any aspect of his employment with the Bank or relationship with any Company Entity or the termination thereof including, but not limited to, any claim under the Employment Agreements between you and the Bank and the Company dated as of March 17, 2008, as subsequently amended, and the Executive Supplemental Retirement Income Agreement, as amended, and all releasable Claims under Title VII of the Civil Rights Act, the Civil Rights Act of 1991 and the laws amended thereby, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Occupational Safety and Health Act, the Equal Pay Act, the Family and Medical Leave Act, the New Jersey Law Against Discrimination, the Conscientious Employee Protection Act, the New Jersey Family Leave Act, the constitutions of the United States or the State of New Jersey or any statute or law of the

United States or any state under which Executive may waive rights, all Claims relating to any plan, policy, practice or procedure, including any company compensation or benefit plan, all common law Claims including, but not limited to, wrongful discharge, violation of public policy, whistleblower/retaliation Claims, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent hiring/supervision, defamation, fraud, and tortious interference with contract or prospective economic advantage, all Claims for any economic loss including entitlement to profits, back pay, front pay, fringe benefits or any other form of compensation, all Claims for personal injury, including mental anguish, humiliation, physical or emotional pain and suffering, psychiatric injury, and damage to name or reputation, all Claims for any form of compensatory or punitive damages, all Claims for costs or attorney’s fees, and all Claims arising out of any legal restrictions on each Company Entity’s right to terminate its employees. Without waiving any prospective or retroactive rights under the Fair Labor Standards Act (“FLSA”), Executive acknowledges that the Bank has properly provided him with all wages, benefits, and compensation, if any, due to him under the FLSA. Executive further understands that, except for the consideration set forth in this Separation Agreement, this Separation Agreement includes the release of all claims for any type of financial interest in, or payments from, any Company Entity or for salary, wages, commissions, bonus, separation or severance benefits, or any other form of compensation. Notwithstanding the foregoing, such released claims shall not include any claims based on obligations created by or reaffirmed in this Separation Agreement, or the payment of salary until the Separation Date, the payment of accrued but unused vacation in accordance with Bank policies, Executive’s participation in the Bank benefit programs until the Separation Date, and rights and awards granted to Executive under the Company’s stock option plans and Employee Stock Ownership Plan. Moreover, nothing in this section or this Separation Agreement shall affect Executive’s entitlement to any and all vested benefits, including, but not limited to those under the Bank’s ESOP plan, 401K plan and stock option plans. Nothing in this Section or in this Separation Agreement, however, releases any claims that are not waivable by Executive under applicable law, including any claims for workers compensation benefits. Executive acknowledges that notwithstanding any other language herein, he is free to pursue before the U.S. Equal Employment Opportunity Commission (“EEOC”) any claim over which that agency has jurisdiction. However, Executive hereby expressly waives his right to any additional monetary or other recovery that otherwise may be available through an EEOC proceeding.

4. Representations. Executive represents that he has not filed or initiated, and promises that he will not hereafter file or initiate, any compliance review, action or proceeding, claim, arbitration or lawsuit, or participate in the same, individually or as a member of a class, against any of the OceanFirst Parties under any contract (express or implied, other than this Separation Agreement) or any federal, state or local law, statute or regulation pertaining in any manner to any of the released Claims. Executive agrees and covenants not to voluntarily encourage, assist, cooperate with or counsel any other individuals, or their agents or attorneys, in asserting any Claims against any OceanFirst Party. Executive acknowledges that if this Separation Agreement becomes effective, he will not reapply for employment with the Bank or any other Company Entity.

5. Remedy for Breach of Promise. If Executive commences, continues, joins in, or in any other manner attempts to assert any of the released Claims against any OceanFirst Party,

or otherwise breaches any of the promises he has made in this Separation Agreement, he agrees that he will reimburse such OceanFirst Party for all attorneys’ fees incurred by such OceanFirst Party in defending against such claim, in addition to any other rights of such OceanFirst Party.

6. Non-Disparagement. Executive agrees not to make any negative or disparaging statements or comments, either as fact or opinion, about any OceanFirst Party, including, but not limited to, its employees, officers, directors, shareholders, vendors, products, services, business technologies, market position or performance. For purposes of this Section 6, the phrase “negative or disparaging statements or comments” includes, but is not limited to, written or oral comments or statements to the press, media and/or general public, to current or former employees of any OceanFirst Party, to industry contacts and/or any individual or entity with whom or with which any OceanFirst Party has or had a business relationship, which have a negative connotation or are likely to have a negative effect upon any OceanFirst Party, regardless of whether such comments or statements are true. Correspondingly, the OceanFirst Parties will not suffer or permit their executives, officers, directors, employees or agents to make any negative or disparaging comments, either as fact or opinion, about Executive. The parties further agree that any inquiries from prospective employers concerning Executive shall be directed to the Human Resources Department, who shall only provide Executive’s dates of employment; title/job position with the Bank; compensation, indicating that it is the policy of the Bank to provide only that information.

7. Acknowledgment of Waiver of Claims Under the Age Discrimination in Employment Act.

(a) Executive acknowledges and agrees that he is waiving and releasing any and all rights and claims that he may have under the Age Discrimination in Employment Act (the “ADEA”) and that this waiver and release is knowing and voluntary.

(b) Executive acknowledges and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Separation Agreement.

(c) Executive acknowledges and agrees that the provisions for payment and other benefits, as set forth in this Separation Agreement, exceed any amounts that he is otherwise entitled to receive from the Company or the Bank.

8. Review and Revocation.

(a) Executive acknowledges that this Separation Agreement is written in a manner that he understands and that he has been given at least 21 days to review this Separation Agreement. He certifies that he has been advised by this writing to consult an attorney, and that he has had the opportunity to obtain all advice and information that he deems necessary with respect to the matters covered by this Separation Agreement, including the opportunity to consult with legal counsel or anyone else of his choosing.

(b) Executive understands, acknowledges and agrees that he has been advised by this writing that: (i) he has seven days following execution of this Separation Agreement to revoke this Separation Agreement (the “Revocation Period”); and (ii) this Separation Agreement shall not be effective until expiration of the Revocation Period.

(c) Executive understands that he may revoke this Separation Agreement entirely by delivering a signed notice of revocation to the General Counsel of the Company, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, NJ 08754 within seven days after he signs this Separation Agreement. In that event, this Separation Agreement will be canceled and void, and Executive will not be entitled to the Severance Amount or benefits provided by Section 2 of this Separation Agreement and no party to this Separation Agreement shall have any rights or obligations arising under it.

9. Non-Admission of Liability. This Agreement is not, and shall not be construed as or deemed to be evidence of, an admission on the part of any party hereto of any liability or wrongdoing whatsoever. Neither this Separation Agreement, nor any of the terms hereof, nor any of the negotiations connected herewith, shall be offered or received in evidence in any proceeding of any kind for any purpose other than for the limited purpose of enforcing this Separation Agreement.

10. Consultation.

(a) You agree that you will cooperate fully with the Company Entities and their directors, officers, employees, and agents (“Persons”) and its or their respective counsel, in connection with any investigation, inquiry, administrative proceeding or litigation relating to any matter in which you were involved or of which you have knowledge by providing truthful information, provided that such cooperation does not unreasonably interfere with your then current professional and personal commitments. Included in such cooperation will be meetings with Persons or their counsel, at mutually convenient times, at the offices of the Company. In the event that at any time the Company concludes that your interests and those of the Company are in conflict, we will so advise you and provide you with an opportunity to consider whether you wish to be represented, at your own cost, by counsel at further meetings. Absent such determination, these meetings will be confidential, with participants limited to you, and Persons or their counsel. Nothing in this provision precludes from consulting with your own counsel, at your own expense, at any time you deem appropriate. The Company agrees to promptly reimburse you for reasonable out of pocket expenses necessarily incurred by you, in connections with your cooperation pursuant to this Section 10(a), with the exception of any expenses for your personal counsel, should you decide to retain or consult counsel in connection with the Company’s request for cooperation.

(b) You agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to your employment by any Company Entity, you will give prompt notice of such request to the General Counsel of the Company, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, NJ 08754, and will provide the Company Entity with a reasonable opportunity to contest the right of the requesting person or entity to such disclosure before making such disclosure. In the event that the Company believes the interests of you and the interest of the Company are sufficiently aligned so as to permit Company counsel to also act as counsel for you, the Company may, at its option, direct its counsel, at the Company’s expense, to undertake such dual representation with appropriate disclosure and consent. If you decline that offer and retain personal counsel, such representation will be at your cost. Nothing in this Section shall require you to violate your obligation to comply with valid legal process.

11. Proprietary Information. You recognize and acknowledge and agree that during your employment with the Bank you have had access to highly confidential and proprietary information relating to the Company Entities and Persons and trade secrets (“Proprietary Information,” as described herein) and the use, misappropriation or disclosure of Proprietary Information would cause irreparable injury to the Company Entities; and it is essential to the protection of the Company Entities’ good will and to the maintenance of the Company Entities’ competitive position that Proprietary Information be kept secret and that you not disclose Proprietary Information to others, or use any Proprietary Information to your own advantage or the advantage of any third parties. For purposes of this Separation Agreement, the term “Proprietary Information” shall include any and all material non-public information, and shall include and not be limited to non-public information relating to any Company Entities’ past, present or planned or considered business activities; any Company Entities’ depositors, borrowers and investors; techniques; processes; tools; market research, data and strategy; strategic initiatives including mergers, acquisitions, sales and branch openings and closings; and, information relating to sales and pricing, including customer-specific information, pricing policies and strategies. Proprietary Information shall include information in any form whatsoever, including but not limited to, hard copy, computer floppy diskette, CD, CD-ROM drive, information retained in electronic storage, or other information storage means. You represent and warrant that you have not retained any such physical or electronic record of Proprietary Information and that all such material has been returned to the Company and in addition you acknowledge and agree that your obligations to keep secret and not disclose any Proprietary information which you have or know shall survive the Separation Date. Notwithstanding anything contained herein to the contrary, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans or activities of the Company Entities. Further, Executive may disclose information regarding the business activities of the Bank to its applicable federal regulator or the FDIC pursuant to a formal regulatory request.

12. Non-Competition and Nonsolicitation.

(a) The Parties agree that the non-competition provisions found in Section 10(a) of the Employment Agreements between the Executive and the Bank and the Company, dated as of March 17, 2008, as subsequently amended, shall continue to apply after the Separation Date.

(b) For a period of one year from the Separation Date, Executive may not, directly or indirectly:

(i) solicit, induce, or attempt to induce employees of any Company Entity to terminate their employment with, or otherwise cease their relationship with the Company Entity;

(ii) solicit, induce, hire or attempt to solicit, induce or hire any employee of any Company Entity to work or provide services to any third party; or

(iii) solicit to divert or take away or attempt to divert or to take away, the business or patronage of any Company Entities’ clients, customers or accounts, or prospective clients, customers or accounts.

(c) In the event of a breach or threatened breach of Section 11 or this Section 12, the Company or Bank will be entitled to an injunction restraining the Executive from any act or threatened act which would violate Section 11 or this Section 12. Nothing herein will be construed as prohibiting the Company or Bank from pursuing other remedies available to the Company or Bank for such breach or threatened breach, including the recovery of damages from Executive.

13. Indemnification. The Executive shall be indemnified as provided under the Bank’s charter and bylaws and any applicable laws in each case to the fullest extent permitted by applicable laws, including the rules and regulations of its applicable federal regulator, if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in connection with acts or omissions occurring during his tenure with the Bank, against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith.

14. Severability. The provisions of this Separation Agreement are severable. If any part of this Separation Agreement is found to be unlawful or unenforceable for any reason, the other provisions or parts thereof shall remain fully valid and enforceable, and the provision found unenforceable shall be enforced to the fullest extent permitted by law.

15. Construction. This Separation Agreement is not intended, and shall not be construed, as an admission that either the Executive or the Company Entities and Persons have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever. Should any provision of this Separation Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or construing this Separation Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

16. Successors and Assigns. This Separation Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

17. Arbitration. Executive agrees to waive his right to seek remedies in court, including any right to a jury trial. Except as provided in the last sentence of this Section 17, to the fullest extent permitted by law, the Parties agree that any dispute between Executive and any Company Entity, including without limitation any dispute arising out of, relating to or in connection with this Separation Agreement, shall be resolved exclusively through binding arbitration conducted under the auspices of JAMS pursuant to its Arbitration Rules and

Procedures. The arbitration hearing shall be held in the County of Ocean, New Jersey. Disputes shall not be resolved in any other forum or venue. The arbitration shall be conducted by a retired judge who is experienced in resolving employment disputes. The parties agree that the arbitrator shall apply the substantive law of New Jersey to all state law claims, that limited discovery shall be conducted in accordance with JAMS’ Arbitration Rules and Procedures, and that the arbitrator may not award punitive or exemplary damages, unless (but only to the extent that) such damages are required by law to be an available remedy for any of the specific claims asserted. In accordance with JAMS’ Arbitration Rules and Procedures, the arbitrator’s award shall consist of a written statement as to the disposition of each claim and the relief, if any, awarded on each claim. The award shall not include or be accompanied by any findings of fact, conclusions of law or other written explanation of the reasons for the award. Executive understands that the right to appeal or to seek modification of any ruling or award by the arbitrator is severely limited under state and federal law. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction in the county and state of the principal office of the Bank at the time the award is rendered or as otherwise provided by law. Nothing contained in this Separation Agreement shall restrict the Company or the Bank from obtaining injunctive or other equitable relief.

18. Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey, without reference to principles of choice of law or conflicts of law.

19. Multiple Counterparts. This Separation Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all Parties hereto, notwithstanding that all such Parties are not signatories to this original or same counterpart. Receipt by facsimile or electronic transmission of any executed signature page to this Separation Agreement shall constitute effective delivery of such signature page.

20. Section 409A. This Separation Agreement will be construed and administered to preserve the exemption from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) of payments that qualify as short-term deferrals pursuant to Treasury Regulations Section 1.409A-1(b)(4). It is intended that all payments hereunder shall comply with Section 409A and the regulations promulgated thereunder so as not to subject Executive to payment of interest or any additional tax under Section 409A. In furtherance thereof, if payment or provision of any amount or benefit hereunder that is subject to Section 409A at the time specified herein would subject such amount or benefit to any additional tax under Section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax. It is understood and agreed that you are responsible for consulting with your tax advisor regarding the potential impact of Code section 409A regarding the pay and benefits provided herein. It is also understood and agreed that the Company Entities are not responsible for any adverse consequence from the application of Code section 409A to the pay and benefits provided herein. Each payment under this Separation Agreement shall be treated as a separate payment for purposes of Code section 409A. In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Separation Agreement. If the Executive is a “specified employee” (within the meaning of Code section 409A), then any payments that are required to be made to the Executive pursuant to this

Separation Agreement that constitute the deferral of compensation (within the meaning of Treasury Regulations Section 1.409A-1(b) and that would in the absence of this Section 20 have been paid to the Executive within six months and one day of the Separation Date shall not be paid to the Executive during such period, but shall instead be accumulated and paid to the Executive in a lump sum on the earlier of (i) the day after the date that is six months from the Separation Date and (ii) if the Executive shall die prior to the expiration of such six-month period, as soon as practicable following the date of the Executive’s death. All reimbursements and in-kind benefits that constitute deferred compensation within the meaning of Code section 409A provided under this Separation Agreement shall be made or provided in accordance with the requirements of Code section 409A, including, without limitation, that (i) in no event shall reimbursements by the Bank under this Separation Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred; (ii) the amount of in-kind benefits that the Bank is obligated to pay or provide in any given calendar year shall not affect the in-kind benefits that the Bank is obligated to pay or provide in any other calendar year; and (iii) the Executive’s right to have the Bank pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit

21. Entire Agreement. You acknowledge that this Separation Agreement, including the Subsequent Release, constitutes the complete understanding between the Company, the Bank and you, and, supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities and Persons, including the Employment Agreements between you and the Bank and the Company dated as of March 17, 2008, as subsequently amended, which shall terminate on the Separation Date. No other promises or agreements shall be binding on any Company Entity unless in writing and signed by both the Company Entity and you after the date of this Separation Agreement.

SIGNATURES

August 2, 2012	/s/ Vito R. Nardelli
Date	Vito R. Nardelli
Executive

August 2, 2012	OCEANFIRST BANK
Date
	By:	/s/ John R. Garbarino
Title: Chief Executive Officer

August 2, 2012	OCEANFIRST FINANCIAL CORP.
Date
	By:	/s/ John R. Garbarino
Title: Chief Executive Officer

EXHIBIT A

GENERAL RELEASE

This General Release (the “Agreement”) is entered into by and between Vito R. Nardelli (“Executive” or “you”) and OceanFirst Financial Corp. (the “Company”) and OceanFirst Bank (the “Bank”).

WHEREAS, pursuant to that certain Separation Agreement and General Release dated as of August 2, 2012, by and between the Company, the Bank and Executive (the “Separation Agreement”), the Company and the Bank on one hand, and the Executive on the other, have determined to terminate their relationship as of the Separation Date.

WHEREAS, the parties desire to enter into this Agreement to resolve any potential disputes or claims that either party may have against the other arising from their relationship.

NOW, THEREFORE, in consideration of the payments and mutual promises set forth in the Separation Agreement and this Agreement, and for other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows.

1. Defined Terms. Capitalized terms used but not defined in the Agreement have the meanings ascribed to them in the Separation Agreement, which is incorporated herein by reference.

2. Termination of Employment. Effective as of the close of business on the date hereof, Executive’s employment with the Company, the Bank and all subsidiaries and affiliates of each (collectively, the “Company Entities,” or individually, a “Company Entity”), and Executive’s status as an officer or director of any Company Entity, shall terminate. The parties agree that this termination constitutes a resignation without “Good Reason” within the meaning of Section 4(a) of: (i) the Employment Agreement between you and the Bank, dated as of March 17, 2008, and (ii) the Employment Agreement between you and the Company, dated as of March 17, 2008, as both such agreements were subsequently amended.

3. Compensation and Benefits. Executive acknowledges that through the date of this Agreement, the Company and the Bank have paid him all salary, wages, bonuses and any and all other compensation or benefits, if any, that it owes him as of this date, other than accrued but unused vacation and his final paycheck for work through the date hereof.

4. Severance Benefits. Provided that the Executive shall have delivered a signed copy of this Agreement to the Company and the Bank on the date hereof, following the expiration of the Revocation Period (defined in Section 7(b) of this Agreement) without the Executive having revoked this Agreement during the Revocation Period, the Bank will pay or provide the benefits set forth in Section 2 of the Separation Agreement.

5. General Release.

(a) In consideration of the promises and payments referenced above, to the fullest extent permitted by applicable law, Executive hereby releases and forever discharges each

Company Entity, and their respective successors and assigns, current and former officers, agents, board of directors members, representatives and employees, various benefits committees, and their respective successors and assigns, heirs, executors and personal and legal representatives, (collectively, the “OceanFirst Parties,” or individually, an “OceanFirst Party”) from each and every Claim (as defined below), action or right of any sort which he, his agents, representatives, estate and/or heirs may have against any of them up through the date of execution of this Agreement. This releases, and Executive intends to give up, all actions, charges, controversies, demands, causes of action, suits, rights, liabilities, settlements, costs, expenses and/or claims whatsoever (collectively, “Claims”), known and unknown, matured and unmatured, that he has now or may have in the future resulting from anything that has happened up to the execution of this Agreement including any Claims for attorney’s fees and expenses and the fees and expenses of expert witnesses. Without limiting the scope of the foregoing provision in any way, Executive specifically releases all Claims relating to or arising out of any aspect of his employment with the Bank or relationship with any Company Entity or the termination thereof including, but not limited to, any claim under the Employment Agreements between you and the Bank and the Company dated as of March 17, 2008, as subsequently amended, and the Executive Supplemental Retirement Income Agreement, as amended, and all releasable Claims under Title VII of the Civil Rights Act, the Civil Rights Act of 1991 and the laws amended thereby, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Occupational Safety and Health Act, the Equal Pay Act, the Family and Medical Leave Act, the New Jersey Law Against Discrimination, the Conscientious Employee Protection Act, the New Jersey Family Leave Act, the constitutions of the United States or the State of New Jersey or any statute or law of the United States or any state under which Executive may waive rights, all Claims relating to any plan, policy, practice or procedure, including any company compensation or benefit plan, all common law Claims including, but not limited to, wrongful discharge, violation of public policy, whistleblower/retaliation Claims, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent hiring/supervision, defamation, fraud, and tortious interference with contract or prospective economic advantage, all Claims for any economic loss including entitlement to profits, back pay, front pay, fringe benefits or any other form of compensation, all Claims for personal injury, including mental anguish, humiliation, physical or emotional pain and suffering, psychiatric injury, and damage to name or reputation, all Claims for any form of compensatory or punitive damages, all Claims for costs or attorney’s fees, and all Claims arising out of any legal restrictions on each Company Entity’s right to terminate its employees. Without waiving any prospective or retroactive rights under the Fair Labor Standards Act (“FLSA”), Executive acknowledges that the Bank has properly provided him with all wages, benefits, and compensation, if any, due to him under the FLSA. Executive further understands that, except for the consideration set forth in this Agreement, this Agreement includes the release of all claims for any type of financial interest in, or payments from, any Company Entity or for salary, wages, commissions, bonus, separation or severance benefits, or any other form of compensation. Notwithstanding the foregoing, such released claims shall not include any claims based on obligations created by or reaffirmed in this Agreement, or the payment of salary until the Separation Date, the payment of accrued but unused vacation in accordance with Bank policies, Executive’s participation in the Bank benefit programs until the Separation Date, and rights and awards granted to Executive under the Company’s stock option plans and Employee Stock Ownership Plan. Moreover, nothing in this section or this Agreement shall affect Executive’s entitlement to any and all vested benefits, including, but not limited to those under the Bank’s ESOP plan, 401K plan and stock option plans. Nothing in this Section or in this Agreement, however, releases any claims that are not waivable by Executive under applicable law, including any claims for workers compensation benefits. Executive acknowledges that notwithstanding any other language herein, he is free to pursue before the U.S. Equal Employment Opportunity Commission (“EEOC”) any claim over which that agency has jurisdiction. However, Executive hereby expressly waives his right to any additional monetary or other recovery that otherwise may be available through an EEOC proceeding.

6. Acknowledgment of Waiver of Claims Under the Age Discrimination in Employment Act.

(a) Executive acknowledges and agrees that he is waiving and releasing any and all rights and claims that he may have under the Age Discrimination in Employment Act (the “ADEA”) and that this waiver and release is knowing and voluntary.

(b) Executive acknowledges and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Agreement.

(c) Executive acknowledges and agrees that the provisions for payment and other benefits, as set forth in this Agreement, exceed any amounts that he is otherwise entitled to receive from the Company or the Bank.

7. Review and Revocation.

(a) Executive acknowledges that this Agreement is written in a manner that he understands and that he has been given at least 21 days to review this Agreement. He certifies that he has been advised by this writing to consult an attorney, and that he has had the opportunity to obtain all advice and information that he deems necessary with respect to the matters covered by this Agreement, including the opportunity to consult with legal counsel or anyone else of his choosing.

(b) Executive understands, acknowledges and agrees that he has been advised by this writing that: (i) he has seven days following execution of this Agreement to revoke this Agreement (the “Revocation Period”); and (ii) this Agreement shall not be effective until expiration of the Revocation Period.

(c) Executive understands that he may revoke this Agreement entirely by delivering a signed notice of revocation to the General Counsel of the Company, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, NJ 08754 within seven days after he signs this Agreement. In that event, this Agreement will be canceled and void, and Executive will not be entitled to the Severance Amount or benefits provided by Section 2 of the Separation Agreement and no party to this Agreement shall have any rights or obligations arising under it.

8. Non-Admission of Liability. This Agreement is not, and shall not be construed as or deemed to be evidence of, an admission on the part of any party hereto of any liability or wrongdoing whatsoever. Neither this Agreement, nor any of the terms hereof, nor any of the negotiations connected herewith, shall be offered or received in evidence in any proceeding of any kind for any purpose other than for the limited purpose of enforcing this Agreement.

9. Severability. The provisions of this Agreement are severable. If any part of this Agreement is found to be unlawful or unenforceable for any reason, the other provisions or parts thereof shall remain fully valid and enforceable, and the provision found unenforceable shall be enforced to the fullest extent permitted by law.

10. Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

11. Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey, without reference to principles of choice of law or conflicts of law.

12. Multiple Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all Parties hereto, notwithstanding that all such Parties are not signatories to this original or same counterpart. Receipt by facsimile or electronic transmission of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

13. Entire Agreement. You acknowledge that this Agreement and the Separation Agreement constitute the complete understanding between the Company, the Bank and you, and, supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities and Persons, including the Employment Agreements between you and the Bank and the Company dated as of March 17, 2008, as subsequently amended, which shall terminate on the Separation Date. No other promises or agreements shall be binding on any Company Entity unless in writing and signed by both the Company Entity and you after the date of this Agreement.

SIGNATURES

August 31, 2012
Date	Vito R. Nardelli
Executive

August 31, 2012	OCEANFIRST BANK
Date
By:
Title: Chief Executive Officer

August 31, 2012	OCEANFIRST FINANCIAL CORP.
Date
By:
Title: Chief Executive Officer